Exhibit 99.1

TransAtlantic Petroleum Ltd.

Appoints Gary Mize as Chief Operating Officer

FOR IMMEDIATE RELEASE

Hamilton, Bermuda (January 8, 2009) – TransAtlantic Petroleum Ltd. (TSX: TNP) (NYSE AMEX: TAT) today announced the appointment of Gary Mize as Chief Operating Officer. Mr. Mize, who will work primarily out of our Istanbul office, began his career as an engineer with Exxon in 1974. He worked for Exxon in a multitude of capacities, including as a drilling engineer, completions engineer, reservoir engineer supervisor, production supervisor, operations supervisor, manager of Exxon’s onshore gas production, and finally as the Technical Manager for all engineering and geosciences for the South East division.

After leaving Exxon in 1994, Mr. Mize joined Manti Resources of Corpus Christi, Texas, as Executive Vice President where he remained until late 2009. At Manti, Mr. Mize oversaw the evolution of its business from focusing on exploitation in South Texas to a full cycle exploration. Malone Mitchell, TransAtlantic’s Chairman, said, “I’m thrilled to have Gary join the Company. We have been partners with Manti and Gary for almost 15 years. I have always held Gary’s ability to execute in high regard. At Manti, he and his team excelled at turning ideas and prospects into production both on and offshore. Gary also adds additional operational and technical expertise as we look at optimizing our completion and stimulation methods.”

Mr. Mize added, “From my 35 years in this business I have learned that it’s a rare opportunity to join a company such as TransAtlantic, with its strategic acreage position in many emerging petroleum basins. These assets together with Malone’s track-record and commitment to develop TransAtlantic into an integrated international player will make the next few years very exciting. I believe there is now an extraordinary opportunity to create value in international operations. I look forward to leveraging my entrepreneurial and operations expertise to ensure we effectively execute in the coming years.”

“Gary is coming on board at a great time as we look to execute on the assets and opportunities we have assembled and contemplate,” Mr. Mitchell concluded.

About TransAtlantic

TransAtlantic Petroleum Ltd. is a vertically integrated, international energy company engaged in the acquisition, development, exploration, and production of crude oil and natural gas. The Company holds interests in developed and undeveloped oil and gas properties in Turkey, Morocco, Romania, and California. Additional information about the Company may be obtained by visiting the Company’s website, www.transatlanticpetroleum.com.

(NO STOCK EXCHANGE, SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY HAS APPROVED OR DISAPPROVED THE INFORMATION CONTAINED HEREIN.)

Contact:
Matt McCann, CEO
Phone:	(214) 220-4323
Internet:	http://www.transatlanticpetroleum.com
Address:	5910 N. Central Expressway, Suite 1755
Dallas, Texas 75206

This news release contains statements regarding the borrowing of funds under a credit facility and the filing of documents with government authorities, as well as other expectations, plans, goals, objectives, assumptions or information about future events, conditions, results of operations or performance that may constitute forward-looking statements or information under applicable securities legislation. Such forward-looking statements or information are based on a number of assumptions which may prove to be incorrect. In addition to other assumptions identified in this news release, assumptions have been made regarding, among other things, the ability of the Company to continue to develop and exploit attractive foreign initiatives.

Although the Company believes that the expectations reflected in such forward-looking statements or information are reasonable, undue reliance should not be placed on forward-looking statements because the Company can give no assurance that such expectations will prove to be correct. Forward-looking statements or information are based on current expectations, estimates and projections that involve a number of risks and uncertainties which could cause actual results to differ materially from those anticipated by the Company and described in the forward-looking statements or information. These risks and uncertainties include but are not limited to the continuing ability of the Company to operate effectively internationally, reliance on current oil and gas laws, rules and regulations, volatility of oil and gas prices, fluctuations in currency and interest rates, imprecision of resource estimates, the results of exploration, development and drilling, imprecision in estimates of future production capacity, changes in environmental and other regulations or the interpretation of such regulations, the ability to obtain necessary regulatory approvals, weather and general economic and business conditions.

The forward-looking statements or information contained in this news release are made as of the date hereof and the Company undertakes no obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise, unless so required by applicable securities laws.